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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT FEBRUARY 10, 2000
                        (Date of earliest event reported)

                               SOFTLOCK.COM, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                  33-37751-D                            84-1130229
          (Commission File Number)           (IRS Employer Identification No.)

      5 CLOCK TOWER PLACE, SUITE 440, MAYNARD, MA              01754
        (Address principal executive offices)                (Zip Code)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (978) 461-5940


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ITEM 5.       OTHER EVENTS.

         On February 14, 2000, SoftLock.com, Inc. (the "Company") announced that pursuant to closings on February 10, 2000, it had issued 46,875 shares of Series B Preferred Stock (the "Series B Preferred") to a group of investors, including affiliates of Tudor Investment Corp. and Ritchie Capital as well as investors in an earlier round of financing, SI Venture Fund II, L.P. and Apex Investment Fund IV, L.P. for a purchase price of $160 per share for an aggregate purchase price of $7,500,000. These investors were also issued two warrants, one of which becomes exercisable for an aggregate of 312,500 shares of common stock if as of August 15, 2000 the Company's registration statement for the shares of common stock issuable upon conversion of the Series B Preferred (the "Series B Registration Statement") was not declared effective and the Nasdaq listing application for the common stock was not accepted and the second of which would become exercisable for an aggregate of an additional 312,500 shares of common stock if as of November 15, 2000 these two conditions were not met.

         The Company also announced that Ascent Venture Partners III, L.P. ("Ascent") had purchased 14,706 shares of the Company's Series A Preferred Stock for $102 per share for an aggregate purchase price of $1,500,000. In connection with the investment by Ascent, the Company agreed to appoint an Ascent representative to its Board of Directors.

         In connection with the Series B Preferred transaction, the Company entered into a Series B Preferred Stock and Warrant Purchase Agreement dated as of February 10, 2000 (the "Purchase Agreement") with the investors (collectively, the "Purchasers") and an Amended and Restated Shareholders' and Rights Agreement (the "Shareholders Agreement") with the Purchasers, the holders of the Series A Preferred Stock and the Company's President and Chief Executive Officer and its Chief Technology Officer. The Company also filed a Certificate of Designation with the Delaware Secretary of State that states the powers, preferences and rights of the Series B Preferred. These documents are attached as exhibits to this Report and are incorporated into this Report by reference.

         The following summarizes important terms of these documents. Because it is a summary, it does not contain all the information that may be important and is qualified in its entirety by the exhibits filed with this Report.

THE CERTIFICATE OF DESIGNATION

         CONVERSION: Each share of Series B Preferred is initially convertible into 100 shares of the Company's common stock, subject to certain anti-dilution adjustments described below. The Series A Preferred will automatically convert into common stock upon the earlier of (i) immediately prior to the consummation of an underwritten public offering with aggregate proceeds to the Company and the Purchasers in excess of $20 million at a public offering price per share that is at least $6.40 (subject to adjustment for stock splits and the like) per common share (a "Qualified Public Offering"), or (ii) at the election of two-thirds of the outstanding shares of the Series B Preferred Stock. If the Company issues any equity securities or the right to purchase equity securities at a price below the conversion price then in effect (subject to certain exceptions), prior to the effective


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date of the Series B Registration Statement and the acceptance of the listing application to be filed with the Nasdaq SmallCap Market (the "Listing Application"), then the conversion price used to determine the number of shares of common stock into which the Series B is convertible will be reduced to the price at which such new securities were issued. If the Company issues any equity security or the right to purchase any equity security at a price below the conversion price then in effect after the Series B Registration Statement is effective and the Listing Application is accepted, the conversion price will be reduced on a weighted average basis.

         DIVIDEND RIGHTS: Holders of the Preferred Stock are entitled to receive dividends when and as declared by the Board.

         LIQUIDATION PREFERENCE: Upon any liquidation, dissolution, winding up or any merger, consolidation, sale of assets, reorganization or other transaction in which control of the Company is transferred, each holder of a Series B Preferred is entitled to receive prior to the common shareholders, $160 per share. However, if the preferred shareholder would receive higher value in the liquidation transaction if its shares were converted into common stock, then the holders of the Series B Preferred will receive the higher amount along with the common shareholders.

         REDEMPTION RIGHTS: If, on or after May 31, 2001, there remain outstanding shares of Series B Preferred that have not been converted to Common Stock and the Series B Registration Statement has not been declared effective or the shares of common stock (including the shares of Common Stock issuable upon conversion of the Series B Preferred) have not been accepted for listing on the Nasdaq, the Company will be required to redeem the Series B Preferred for the greater of (i) $160 per share or (ii) its fair market value at the election of the majority of the Series B Preferred in two equal annual installments, subject to the availability of legally sufficient funds.

         VOTING RIGHTS: Holders of Series B Preferred vote with the common shareholders as a single class on any matter submitted to the shareholders with the holders of the Series B Preferred having that number of votes equal to the whole number of common shares into which each share of Series B Preferred is then convertible.

         The Company also agreed in the Certificate of Designation and the Purchase Agreement to obtain the consent of the holders of Series B Preferred Stock who meet a certain ownership threshold before engaging in certain activities, including but not limited to (i) sale or disposal of any stock of the subsidiary or a substantial part of the Company's assets or business; (ii) the acquisition of another entity for a purchase price greater than certain thresholds, (iii) consolidation or merger with any other entity (subject to certain exceptions); (iv) the grant of any registration rights preferential to those granted to the Purchasers; (v) any substantial change in the character of the Company's business; (vi) any distributions on equity securities other than the Series A Preferred and Series B Preferred; (v) any redemption, purchase or acquisition of the Company's own stock other than the Series A and Series B Preferred (subject to certain exceptions); (vii) amendment to the Company's certificate of incorporation or bylaw amendment not approved by the Board or
(viii) any issuance or award of equity securities or options to acquire equity securities of the Company other than the Series A Preferred with rights ranking senior or equivalent to the Series B Preferred.

         FURTHER ADJUSTMENTS: The redemption price, liquidation preference, ownership threshold and conversion price are subject to adjustment for stock splits and other stock distributions.


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         THE PURCHASE AGREEMENT

         In the Purchase Agreement, the Company and its wholly owned subsidiary made various representations and warranties about the Company and its subsidiary subject to information contained in a disclosure schedule and also agreed to various negative and affirmative covenants as set forth in the Purchase Agreement filed as an exhibit hereto.

         The Company agreed to file the Series B Registration Statement on Form S-1 or Form S-3, as determined by the Company, on behalf of the Purchasers with the Securities and Exchange Commission and to file the Listing Application with Nasdaq no later than April 15, 2000 and to use its reasonable best efforts to cause such Registration Statement to be declared effective and the Listing Application to be accepted by July 15, 2000. The Purchasers agreed not to sell any common stock under the Series B Registration Statement until the earlier of
(i) four months after the Series B Registration Statement was declared effective, or (ii) November 1, 2000.

         THE SHAREHOLDERS AGREEMENT

         Under the Shareholders Agreement, the Company granted the Purchasers the same rights of first refusal on issuances of additional equity securities by the Company and on transfers of common stock owned by the President and Chief Executive Officer or the Chief Technology Officer as were provided to the holders of Series A Preferred. Such Shareholders Agreement was also revised to provide Ascent with the right to designate a second director to the Company's Board. The terms of these rights are set forth in the Shareholders Agreement filed as an exhibit hereto.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) The followings Exhibits are filed with this Current Report on Form 8-K.

             EXHIBIT NO.             DESCRIPTION

             99.1                    Press Release dated as of February 14, 2000

             99.2 Amendment to Certificate of Designation for Series A Preferred Stock filed with the Delaware Secretary of State as of January 13, 2000

             99.3                    Amended and Restated Shareholders' and
                                     Rights Agreement

             99.4 Series B Preferred Stock and Warrant Purchase Agreement by and among the Purchasers, Softlock.com, Inc. and SoftLock Services, Inc.

             99.5                    Certificate of Designation of Powers,


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                                     Preferences and Rights of the Series B
                                     Preferred Stock

             99.6                    Supplement to Series A Preferred Stock
                                     Purchase Agreement

             99.7 Form of Warrant exercisable under certain conditions on August 15, 2000

             99.8 Form of Warrant exercisable under certain conditions on November 15, 2000




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                            SOFTLOCK.COM, INC.

                                            (REGISTRANT)

Date:  February 15, 2000            By: /s/ Douglas R. Johnson
                                       ----------------------------------------
                                       Douglas R. Johnson
                                       Executive Vice President and Chief
                                       Financial Officer
                                       (Principal Financial Officer)


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                                  EXHIBIT INDEX

             EXHIBIT NO.             DESCRIPTION

             99.1                    Press Release dated as of February 14, 2000

             99.2 Amendment to Certificate of Designation for Series A Preferred Stock filed with the Delaware Secretary of State as of January 13, 2000

             99.3                    Amended and Restated Shareholders' and
                                     Rights Agreement

             99.4 Series B Preferred Stock and Warrant Purchase Agreement by and among the Purchasers, Softlock.com, Inc. and SoftLock Services, Inc.

             99.5 Certificate of Designation of Powers, Preferences and Rights of the Series B Preferred Stock

             99.6                    Supplement to Series A Preferred Stock
                                     Purchase Agreement

             99.7 Form of Warrant exercisable under certain conditions on August 15, 2000

             99.8 Form of Warrant exercisable under certain conditions on November 15, 2000


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